Exhibit 23.2




          Consent of Independent Registered Public Accounting Firm



The Board of Directors
TrustCo Bank Corp NY:

We consent to the use of our reports with respect to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                   /s/ KPMG LLP


Albany, New York
April 8, 2005